U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2002

XYNERGY CORPORATION
(formerly known as Raquel, Inc.)
(Exact name  of small business issuer as specified in its charter)

        Nevada                           0-24798                93-1123005

(State or other jurisdiction of        (Commission           (IRS Employer
of Incorporation)                      File Number)          Identification No.)

269 So. Beverly Drive, Suite 938, Beverly Hills, CA 90212
(Address of principal executive offices)

(310) 274-0086
(Registrant's telephone number)

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Current Report:  Form 8-K

Item 2. Acquisition of Assets

      On April 22, 2002, Xynergy Corporation., acquired Corporate Space Power Industries and Electric. Terms of this acquisition are described in detail in the attached Acquisition Agreement, attached hereto as Exhibit "A."

Item 4.a) On April 23, 2002, the Company engaged Buetel Accountancy Corporation to perform its audit for the fiscal year ended December 31, 2001; to replace the firm of Oppenheim & Ostrick, CPA's ("Oppenheim"). The decision to change independent auditors was approved by the Company's Board of Directors.

The reports of Oppenheim on the Company's financial statements for the years ended December 31, 2000 and 1999 and through the subsequent period ended as of the date of this report; did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for the years ended December 31, 2000 and 1999 and through the subsequent period ended as of the date of this report, there were no disagreements ("Disagreements") as defined in Item 304 (a) (1) (iv) and the instructions to Item 304 of Regulation S-K, as amended, promulgated by the Securities and Exchange Commission ("Regulation S-K") with Oppenheim on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Oppenheim, would have caused Oppenheim to make reference to the matter in its reports. In addition, during the years ended December 31, 2000 and 1999 and through the subsequent period ended as of the date of this report, there were no reportable events ("Reportable Events") as defined in Item 304 (a) (1) (v) of Regulation S-K. The Company has requested that Oppenheim furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, a copy of which is attached as an exhibit.

(b) On April 23, 2002, the Company engaged Buetel Accountancy Corporation as its independent auditors for the fiscal year ended December 31, 2001. At no time preceding April 23, 2002 has the Company (or anyone on behalf of the Company) consulted with Buetel on matters regarding the (i) application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a Disagreement with Oppenheim or a Reportable Event.

Item 5.,Other Events

On January 23, 2002, the Board of Directors voted to amend the Articles of Incorporation (Article Fourth) to increase the authorized capital stock for the corporation to three million (3,000,000) shares. The authorized shares of the corporation are now Two Hundred Fifty Million (250,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of Preferred Stock. T

The Company changed its name and trading symbol to Xynergy Corporation and XYNY, respectively, on February 22, 2002. Additionally, the Company effected a 100 to

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1 reverse stock split per its filing of a 14c211, incorporated herein by reference.

On April 22, 2002, the Board of Directors elected to incorporate Raquel of Beverly Hills, Inc. for the purpose of maintaining all assets pertaining to cosmetics and fashion.

Item 7. Financial Statements and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits

      10.28 Acquisition Agreement between Corporate Space Power Industries and Electric, Inc. and Xynergy Corporation..

      10.29 Letter to Oppenheim & Ostrick

      3.9 Certificate of Amendment to Articles of Incorporation

      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                RAQUEL, INC.
                                                (Registrant)

Dated:       May 2, 2002        By: /s/ Raquel Zepeda
                                   --------------------------------------------
                                        Raquel Zepeda, Chief Financial Officer